UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

ROCKET LAB USA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39560	98-1550340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3881 McGowen Street
Long Beach, California		90808
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 714 465-5737

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RKLB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2023, Rocket Lab USA, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with Virgin Orbit Holdings, Inc. (the “Seller”) to acquire certain assets (as set forth in the APA, the “Purchased Assets”) of certain of the affiliates of the Seller listed on Schedule I attached to the APA (the “Selling Entities”), including a real property lease (the “Assumed Real Property Lease”) for a property located at 4022 E. Conant Street, Long Beach, California 90808 (the “Conant Facility”) and certain production assets, machinery and equipment, owned by the Selling Entities located at the Conant Facility. In addition, the Company has agreed to assume certain liabilities of the Selling Entities, including all liabilities arising out of or relating to the Purchased Assets for periods from and after the closing date, which shall include all liabilities of the Selling entities arising under the Assumed Real Property Lease (collectively, the “Assumed Liabilities”).

The purchase price for the Purchased Assets under the APA will comprise (i) the payment of an amount in cash equal to $16.1 million, subject to closing adjustments as set forth in the APA, and (ii) the assumption of the Assumed Liabilities (the “Purchase Price”). $1.6 million of the Purchase Price has been placed into an escrow account (the “Deposit”), with the Deposit to be released to the Seller upon the earlier to occur of the (i) the closing of the transaction, in which case the amount of the Deposit will be credited against the cash portion of the Purchase Price, or (ii) the termination of the APA by the Seller in connection with a Buyer Default Termination. If the APA is terminated other than due to a Buyer Default Termination, the Deposit will be returned to the Company.

The closing of the transactions contemplated by the APA is subject to customary closing conditions, including the approval by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). At a hearing on May 24, 2023, the Bankruptcy Court approved the APA, and the order approving the APA and sale transactions was entered on May 25, 2023. The foregoing description of the APA does not purport to be complete and is qualified in its entirety by the full text of the APA, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 23, 2023, the Company issued a press release announcing the transaction contemplated by the APA. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 (the “Section”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1

Asset Purchase Agreement, dated May 23, 2023, by and among Virgin Orbit Holdings, Inc. (the “Seller”), each of the affiliates of the Seller listed on Schedule I thereto, and Rocket Lab USA, Inc., as the buyer.

99.1	Press Release of Rocket Lab USA, Inc., dated May 23, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET LAB USA, INC.

Date:	May 25, 2023	By:	/s/ Adam Spice
Adam Spice Chief Financial Officer